EXHIBIT 11
                                                                     Page 1 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                          Three Months Ended
                                                             September 30,
                                                         1995           1994

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $ 5,353,917    $ 3,876,107
  Deduct: Preferred Stock Dividends                      203,250        203,250

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $ 5,150,667    $ 3,672,857

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           7,424,527      6,523,535
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           870          1,440

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      7,425,397      6,524,975

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      0.69    $      0.56

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                             5,353,917      3,876,107
  Deduct: Preferred Stock Dividends                      203,250        203,250
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               131,647        138,526

                                                     ___________    ___________
   Adjusted Net Income                               $ 5,282,314    $ 3,811,383

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           7,424,527      6,523,535
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           870          1,440
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        297,605        308,410

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      7,723,002      6,833,385

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      0.68    $      0.56

                                                     ___________    ___________

                                                     ___________    ___________









(a) Convertible at $40 per share.











                                                                     EXHIBIT 11
                                                                     Page 2 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                          Nine Months Ended
                                                             September 30,
                                                         1995           1994

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $12,950,257    $ 9,830,035
  Deduct: Preferred Stock Dividends                      609,750        655,767

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $12,340,507    $ 9,174,268

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,956,184      6,080,955
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           605          3,676

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,956,789      6,084,631

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      1.77    $      1.51

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                            12,950,257      9,830,035
  Deduct: Preferred Stock Dividends                      609,750        655,767
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               393,555        413,176

                                                     ___________    ___________
   Adjusted Net Income                               $12,734,062    $ 9,587,444

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,956,184      6,080,955
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           605          3,676
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        299,819        309,997









                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      7,256,608      6,394,628

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      1.75    $      1.50

                                                     ___________    ___________

                                                     ___________    ___________

(a) Convertible at $40 per share.






                                                                     EXHIBIT 11
                                                                     Page 3 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                         Twelve Months Ended
                                                             September 30,
                                                         1995           1994

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $16,062,012    $12,351,369
  Deduct: Preferred Stock Dividends                      808,030        918,267

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $15,253,982    $11,433,102

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,862,187      5,964,783
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           549          4,774

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,862,736      5,969,557

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      2.22    $      1.92

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                            16,062,012     12,351,369
  Deduct: Preferred Stock Dividends                      808,030        918,267
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               528,835        551,380

                                                     ___________    ___________
   Adjusted Net Income                               $15,782,817    $11,984,482

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,862,187      5,964,783
  Assuming Exercise of Options








   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           549          4,774
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        301,331        310,608

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      7,164,067      6,280,165

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      2.20    $      1.91

                                                     ___________    ___________

                                                     ___________    ___________

(a) Convertible at $40 per share.